Exhibit 10.3

Confidential

SUBSCRIPTION AGREEMENT

Hennessy Capital Acquisition Corp. IV
3485 N. Pines Way, Suite 110
Wilson, Wyoming 83014

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between Hennessy Capital Acquisition Corp. IV, a Delaware corporation (the “Company”), and Canoo Holdings Ltd. (f/k/a EVelozcity Holdings Ltd.), a Cayman Islands exempted company with limited liability (“Canoo”), pursuant to the Transaction Agreement (as defined below), the undersigned desires to subscribe for and purchase from the Company, and the Company desires to sell to the undersigned, that number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereof for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Shares subscribed for by the undersigned being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein (this agreement, this “Subscription Agreement”). In connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act) have entered into separate subscription agreements with the Company in substantially the same form as this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors have, together with the undersigned pursuant to this Subscription Agreement, agreed to purchase an aggregate of 32,325,000 shares of Class A Common Stock at the Per Share Price (each such investor, including the undersigned, a “Subscriber” and together, the “Subscribers”). In connection therewith, the undersigned and the Company agree as follows:

1. Subscription. Subject to the immediately succeeding paragraph, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the undersigned upon payment of the Purchase Price, such number of shares of Class A Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein (the “Subscription”). The Company hereby expressly covenants and agrees that the Purchase Price shall be used exclusively for the Transaction. The undersigned understands and agrees that the Company reserves the right to accept or reject the undersigned’s Subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. In the event of rejection of the entire Subscription by the Company or the termination of this Subscription Agreement in accordance with the terms hereof, the undersigned’s payment hereunder will be returned promptly to the undersigned along with this Subscription Agreement, and this Subscription Agreement shall have no force or effect.

2. Closing. The closing of the Subscription contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to or substantially concurrently with, the consummation of the Transaction Closing (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. The undersigned shall deliver to the Company, at least one (1) business day prior to the Transaction Closing Date specified in the Closing Notice, the Purchase Price, to be held in escrow until the Subscription Closing, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. On the Transaction Closing Date, the Company shall confirm to the undersigned in writing (it being understood that an email confirmation is sufficient) that all conditions to the closing of the Transaction have been satisfied or waived and deliver to the undersigned (i) the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), in the name of the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by the undersigned, as applicable, and (ii) a copy of the records of the Company’s transfer agent (the “Transfer Agent”) showing the undersigned (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business. Upon delivery of the Shares to the undersigned (or its nominee or custodian, if applicable), the Purchase Price may be released by the Company from escrow.

If the Transaction Closing does not occur within one (1) business day of the Transaction Closing Date specified in the Closing Notice, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned. Furthermore, if the Transaction Closing does not occur on the same day as the Subscription Closing, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries shall be deemed cancelled.

Each book entry for the Shares shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

If this Subscription Agreement terminates for any reason following the delivery by the undersigned of the Purchase Price for the Shares, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, without any deduction for or on account of any tax, withholding, charges, or set-off, whether or not the Transaction Closing shall have occurred. If this Subscription Agreement terminates following the Transaction Closing, the undersigned shall promptly, upon the return to the undersigned of the Purchase Price by the Company by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, without any deduction for or on account of any tax, withholding, charges, or set-off, transfer the Shares to the Company.

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the Company in writing) of the conditions that, at the Subscription Closing:

i	all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing; and

ii	the undersigned shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Subscription Closing.

b. The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the undersigned in writing) of the conditions that, at the Subscription Closing:

i	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing;

ii	the Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement required to be performed or complied with at or prior to the Subscription Closing;

iii	the cash to be injected into Canoo by the Company upon the Transaction Closing, including the funds in the Trust Account, together with the funds irrevocably committed by all Subscribers, is not less than $200,000,000 in the aggregate (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Transaction, this Subscription Agreement and the Other Subscription Agreements);

iv	the Transaction Agreement (as defined below) shall not have been terminated, rescinded or rendered invalid, illegal or unenforceable by law or otherwise without the Transaction being consummated, and the terms of the Transaction Agreement shall not have been amended or modified in a manner that is materially adverse to the undersigned as a stockholder of the Company, including, without limitation, any amendment, modification or waiver of any material representation or covenant of the Company or Canoo relating to the financial position or outstanding indebtedness of the Company, in each case, without the undersigned’s prior written consent (not to be unreasonably withheld, conditioned or delayed); and

v	other than the Other Subscription Agreements, the Company shall not have entered into any side letter or similar agreement with any Subscriber in connection with such Subscriber’s direct or indirect investment in the Company, and such Other Subscription Agreements shall not have been amended in any material respect following the date of this Subscription Agreement and shall reflect the same Per Share Price and terms that are no more favorable to such Subscriber thereunder than the terms of this Subscription Agreement.

c. The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company and the undersigned in writing) of the conditions that, at the Subscription Closing:

i	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition;

ii	the shares of Class A Common Stock shall be listed on the Nasdaq Capital Market as of the Transaction Closing Date;

iii	no Company Material Adverse Effect or HCAC Material Adverse Effect (each as defined in the Transaction Agreement) shall have occurred between the date of the Transaction Agreement and the Transaction Closing Date; and

iv	all conditions precedent to the closing of the Transaction, including the approval of the Company’s stockholders, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction).

4. IRS Form W-9; Further Assurances. At or prior to the Subscription Closing, the undersigned shall provide the Company with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate. At or prior to the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto mutually and reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. For purposes of this Section 5, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in paragraphs (f), (g), (i), (l) and (m) of this Section 5 and to the extent such representations and warranties are made as of the Transaction Closing Date, the combined company after giving effect to the Transaction. The Company represents and warrants to the undersigned that:

a. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

b. The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware.

c. The Shares are not, and following the Transaction Closing and the Subscription Closing will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in Section 6(c) of this Subscription Agreement with respect to the status of the Shares as “restricted securities” pending their registration for resale under the Securities Act in accordance with the terms of this Subscription Agreement.

d. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of and enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

e. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect.

f. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by The Nasdaq Stock Market (“Nasdaq”), including with respect to obtaining Company stockholder approval, (iv) consents, waivers, authorizations or filings that have been obtained or made on or prior to the Subscription Closing, and (v) where the failure of which to obtain would not be reasonably likely to have a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares.

g. The Company is in compliance with all applicable law, except where such non-compliance would not be reasonably likely to have a Material Adverse Effect. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. The issued and outstanding shares of Class A Common Stock of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “HCAC” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). Except as disclosed in the Company’s filings with the Commission, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission, respectively, to prohibit or terminate the listing of the Company’s Class A Common Stock on Nasdaq or to deregister the Class A Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

i. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the undersigned.

j. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Common Stock under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to the information about the Company’s affiliates contained in the Schedule 14A and related proxy materials (or other SEC Document) to be filed by the Company, the representation and warranty in this sentence is made to the Company’s knowledge. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Class A Common Stock under the Exchange Act. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents.

k. The authorized capital stock of the Company consists of (i) 110,000,000 shares of the Company’s common stock, par value $0.0001 per share, with (A) 100,000,000 shares being designated as Class A Common Stock and (B) 10,000,000 shares being designated as Class B Common Stock (“Class B Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 30,015,000 shares of Class A Common Stock and 7,503,750 shares of Class B Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of the Company’s common stock are held in the treasury of the Company, (iii) 13,581,500 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 13,581,500 shares of Class A Common Stock are issuable in respect of such Private Placement Warrants, and (iv) 22,511,250 public warrants (the “Public Warrants”) are issued and outstanding and 22,511,250 shares of Class A Common Stock are issuable in respect of such Public Warrants. As of the date of this Subscription Agreement, there are no shares of Preferred Stock issued and outstanding. Each Private Placement Warrant and Public Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated.

l. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

m. Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Subscriber in connection with such Subscriber’s direct or indirect investment in the Company, and such Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Price and terms that are no more favorable to such other Subscribers thereunder than the terms of this Subscription Agreement. The Company has not agreed and will not agree to issue any warrants to any person in connection with the Transaction.

n. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares.

6. Subscriber Representations and Warranties. The undersigned represents and warrants to the Company that:

a. The undersigned is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (ii) an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A hereto, and is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto following the signature page hereto). The undersigned is not an entity formed for the specific purpose of acquiring the Shares.

b. The undersigned (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.

c. The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The undersigned understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Shares shall contain a legend to such effect. The undersigned acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

d. The undersigned understands and agrees that the undersigned is purchasing the Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

e. Either (i) the undersigned is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) the undersigned’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. The undersigned acknowledges and agrees that the undersigned has received and has had an adequate opportunity to review, such financial and other information as the undersigned deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed the documents provided to the undersigned by the Company. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

g. The undersigned became aware of this offering of the Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company or the Placement Agents (as defined below) on behalf of the Company, and the Shares were offered to the undersigned solely by direct contact between the undersigned and the Company or a representative of the Company. The undersigned did not become aware of this offering of the Shares, nor were the Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The undersigned is able to fend for himself, herself or itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of such investment in the Shares and can afford a complete loss of such investment. The undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

i. In making its decision to purchase the Shares, the undersigned has relied solely upon independent investigation made by the undersigned and the representations, warranties and covenants contained herein. Without limiting the generality of the foregoing, the undersigned has not relied on any statements or other information provided by the Placement Agents concerning the Company or the Shares or the offer and sale of the Shares.

j. The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

k. The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

l. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, in each case, which would reasonably be expected to have a material adverse effect on the ability of the undersigned to comply with the terms of this Subscription Agreement, and will not violate any provisions of the undersigned’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The undersigned’s signatory has legal competence and capacity to execute the same and has been duly authorized by the undersigned to execute the same on behalf of the undersigned, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

m. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Shares were legally derived.

o. No disclosure or offering document has been prepared by Nomura Securities International, Inc. or Stifel, Nicolaus & Company, Incorporated (together, the “Placement Agents”) or any of their respective affiliates in connection with the offer and sale of the Shares.

p. The Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the undersigned by the Company. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the undersigned’s financial advisor or fiduciary.

q. The undersigned has or has enforceable commitments to have, and at least one (1) business day prior to the Transaction Closing Date will have, sufficient funds to pay the Purchase Price and consummate the Subscription Closing when required pursuant to this Subscription Agreement.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, the Company agrees that, within fifteen (15) business days after the Transaction Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares and those other shares of Class A Common Stock held by Subscriber in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, further, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares of Class A Common Stock proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of Class A Common Stock held by Subscriber or any other Subscriber or otherwise, such Registration Statement shall register for resale such number of shares of Class A Common Stock which is equal to the maximum number of shares of Class A Common Stock as is permitted by the Commission. In such event, the number of shares of Class A Common Stock to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the Commission informs the Company that all of such shares of Class A Common Stock cannot, as a result of the application of Rule 415, be registered for resale on the Registration Statement, the Company agrees to promptly inform the undersigned thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of shares of Class A Common Stock permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale such shares as a secondary offering. Until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144, (ii) the date on which such Shares have actually been sold and (iii) the date which is two years after the Subscription Closing (such date, the “End Date”), the Company will file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act (“Rule 144”), as applicable, qualify the Shares for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include the Shares and provide customary notice to holders of the Shares. The Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the End Date. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.

b. The Company further agrees that, in the event that (i) the Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Registration Statement has not been declared effective by the Commission by the Effectiveness Date, (iii) after such Registration Statement is declared effective by the Commission, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Shares for which it is required to be effective or (B) a Subscriber is not permitted to utilize the Registration Statement to resell its Shares (in each case of (A) and (B), (x) other than within the time period(s) permitted by this Agreement and (y) excluding by reason of a post-effective amendment required in connection with the Company’s filing of an amendment thereto (a “Special Grace Period”), which Special Grace Period shall not be treated as a Registration Default (as defined below)), or (iv) after the date six months following the Transaction Closing Date, and only in the event the Registration Statement is not effective or available to sell all of the Shares, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Subscribers who are not affiliates are unable to sell their Shares without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i) through (iv), a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights such Subscriber may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to each Subscriber an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate Purchase Price paid by the Subscriber pursuant to this Subscription Agreement for any Shares held by the Subscriber on the Default Date; provided, however, that if such Subscriber fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to such Subscriber as set forth herein, then, for purposes of this Section 7, the Filing Date or Effectiveness Date, as applicable, for a Registration Statement with respect to such Subscriber shall be extended until two (2) Business Days following the date of receipt by the Company of such required information from such Subscriber; and in no event shall the Company be required hereunder to pay to such Subscriber pursuant to this Subscription Agreement an aggregate amount that exceeds 5.0% of the aggregate Purchase Price paid by such Subscriber for its Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver the cash payment to such Subscriber with respect to any Liquidated Damages by the fifth Business Day after the date payable. If the Company fails to pay said cash payment to such Subscriber in full by the fifth Business Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Subscriber, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude any Subscriber from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 7 in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to any Subscriber (i) with respect to any period during which all of such Subscriber’s Shares may be sold by such Subscriber without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (ii) from and after the End Date.

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the undersigned as to the status of such registration, qualification, exemption and compliance. Until the End Date, the Company shall, at its expense:

(i) advise the undersigned within two (2) business days: (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable and to enable the undersigned to sell the Shares under Rule 144;

(iii) upon the occurrence of any event contemplated in Section 7(c)(i), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock issued by the Company have been listed; and

(v) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby.

d. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement on more than one occasion or for more than forty-five (45) consecutive calendar days in any one instance in any 12 month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

e. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice.

f. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors, employees and agents of each of them, and each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 7(d) hereof. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

g. Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Each Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by such Subscriber.

h. If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(f) and 7(g) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(h) from any person who was not guilty of such fraudulent misrepresentation.

8. Termination. Except for the provisions of Sections 8 through 10, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such time as the Company notifies the undersigned in writing, or publicly discloses, that it does not intend to consummate the Transaction, (b) following the execution of a definitive agreement among the Company and Canoo with respect to the Transaction (in the form provided to the undersigned, the “Transaction Agreement”), such date and time as such Transaction Agreement is terminated in accordance with its terms, rescinded, or rendered invalid, illegal or unenforceable by law or otherwise, without the Transaction being consummated, (c) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (d) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing, or (e) if the consummation of the Transaction shall not have occurred by the earlier of (x) the 10th business day after the anticipated Transaction Closing Date specified in the Closing Notice, or (y) April 30, 2021; provided that, subject to the limitations set forth in Section 9, nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. The Company shall promptly notify the undersigned of the termination of the Transaction Agreement promptly after the termination of such Transaction Agreement. For the avoidance of doubt, if any termination hereof occurs after the delivery by the undersigned of the Purchase Price for the Shares, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to the undersigned without any deduction for or on account of any tax, withholding, charges, or set-off.

9. Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The undersigned further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated February 28, 2019 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit the undersigned’s right, title, interest or claim to the Trust Account by virtue of the undersigned’s record or beneficial ownership of shares of Class A Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement.

10. Miscellaneous.

a. The Company shall, no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to the undersigned at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the knowledge of the Company, the undersigned shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents. [Following the Subscription Closing, the Subscriber shall not have, as a result of this Subscription, (i) access to any material nonpublic technical information (as that term is defined at 31 C.F.R. §800.232) of Canoo, (ii) membership or observer rights on, or the right to nominate an individual to a position on, the board of directors of the Company or Canoo or (iii) any involvement, other than through voting of shares, in substantive decision making (in each case, as those terms are defined in 31 C.F.R. §800.229 and 31 C.F.R. §800.245), regarding Canoo’s technologies.]1 Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that, without the prior written consent of the other party hereto, it will not publicly make reference to such other party or any of its affiliates (i) in connection with the Transaction or this Subscription Agreement (provided that the undersigned may disclose its entry into this Subscription Agreement and the Purchase Price) or (ii) in any promotional materials, media, or similar circumstances, except, in each case, as required by law or regulation or at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, including, in the case of the Company, (a) as required by the federal securities laws in connection with the Registration Statement, (b) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission and (c) the filing of the Registration Statement on Form S-4 and Schedule 14A and related materials to be filed by the Company with respect to the Transaction.

1 Note to Draft: To be included only for non-US investors.

b. Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned[; provided that prior to the Subscription Closing, the undersigned may transfer or assign all or a portion of its rights or obligations under this Subscription Agreement to one or more affiliates (including other investment funds or accounts managed or advised by an investment manager who acts on behalf of the undersigned); provided, further, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 6 and completes Schedule A hereto; provided, further, that no such assignment will relieve the undersigned of its obligations hereunder if any such assignee fails to perform such obligations].

c. The Company may request from the undersigned such additional information as the Company may reasonably deem necessary to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep confidential any such information provided by Subscriber and identified as confidential, except as may be required under applicable law.

d. The undersigned acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Each of the Company and the undersigned further acknowledges that the Placement Agents shall be entitled to rely on the representations and warranties contained in Section 5 and Section 6, respectively, of this Subscription Agreement. Prior to the Subscription Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects. Each party agrees that each purchase by the undersigned of Shares from the Company will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Subscription Closing. The Company and the undersigned further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Company and the undersigned contained in Section 5(d) and Section 6, respectively, of this Subscription Agreement.

e. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or Nasdaq to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

f. Except if required by law or Nasdaq, without the prior written consent of the undersigned, the Company shall not, and shall cause its representatives, including the Placement Agents and their respective representatives, not to, disclose the existence of this Subscription Agreement or any negotiations related hereto, or to use the name of the undersigned or any information provided by the undersigned in connection herewith in or for the purpose of any marketing activities or materials or for any similar or related purpose.

g. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 10(d) hereof, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k.  If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

n. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) two (2) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address, facsimile number or email address set forth on the signature page hereto;

with a copy to:

Nomura Securities International, Inc.

309 West 49th Street

New York, New York 10019
Attention: Bryan Finkel, Managing Director, Equity Capital Markets
Email: bryan.finkel@nomura.com

Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Attention: Craig M. DeDomenico, Managing Director, Head of Equity-Linked Capital Markets
Email: dedomenicoc@stifel.com

and

Mayer Brown LLP
1221 Avenue of the Americas

New York, New York 10020

Attention: Anna T. Pinedo, Esq.
Email: apinedo@mayerbrown.com

(ii)	if to the Company (prior to the Transaction Closing), to:

Hennessy Capital Acquisition Corp. IV
3485 N. Pines Way, Suite 110
Wilson, Wyoming 83104
Attention: Nicholas A. Petruska, Executive Vice President and Chief Financial Officer
Email: npetruska@hennessycapllc.com

with a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Jeffrey N. Smith, Esq. and Michael P. Heinz, Esq.
Email: jnsmith@sidley.com and mheinz@sidley.com

(iii)	if to the Company (following the Transaction Closing), to:

Canoo Holdings Ltd.

19951 Mariner Avenue

Torrance, CA 90503

Attention: General Counsel
Email: andrew@canoo.com

with a copy to:

Cooley LLP

1333 2nd St.

Santa Monica, CA 90401

Attention: Dave Young, Dave Peinsipp, Kristin VanderPas, Garth Osterman

Email: dyoung@cooley.com, dpeinsipp@cooley.com, kvanderpas@cooley.com and gosterman@cooley.com

o. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

p. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

q. The obligations of each Subscriber under this Subscription Agreement are several and not joint with the obligations of any other Subscriber under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under this Subscription Agreement. The decision of Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Subscriber pursuant hereto, shall be deemed to constitute any Subscriber or any other Subscribers under the Other Subscription Agreements as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that any Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Each Subscriber acknowledges that no other Subscriber has acted as agent for the Subscriber in connection with making its investment hereunder and no other Subscriber will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which shares are to be registered (if different):	Date: _______________, 2020
Subscriber’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: __________________	Attn: __________________
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Email Address:	Email Address:
Number of Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

IN WITNESS WHEREOF, Hennessy Capital Acquisition Corp. IV has accepted this Subscription Agreement as of the date set forth below.

HENNESSY CAPITAL ACQUISITION CORP. IV

By:

Name:

Title:

Date: ____________, 2020

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

Schedule A

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	We are an entity in which all of the equity owners are accredited investors.

C.	AFFILIATE STATUS (Please check the applicable box)

THE SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Schedule A